HF FOODS GROUP INC.
SEVERANCE PLAN
AND SUMMARY PLAN DESCRIPTION

AUGUST 2, 2021

        *        *        *IMPORTANT        *        *        *

Please read this booklet in its entirety.

This document describes benefits available under the Severance Plan and summarizes situations in which those benefits may be reduced, delayed, forfeited, or denied, as well as your rights and responsibilities and the procedures and deadlines for filing a claim or appeal and taking legal action against the Plan and its fiduciaries.

If you cannot find answers to your questions in this booklet or want more information about the Severance Plan, please contact HF Foods Group Inc.’s Director of HR at HortenciaGarcia@HFFoodsGroup.com.

INTRODUCTION
HF Foods Group Inc. sponsors the HF Foods Group Inc. Severance Plan (the “Severance Plan”) for the benefit of its eligible U.S. employees and the eligible U.S. employees of its subsidiaries (collectively, “HFFG”). The Severance Plan is intended to permit HFFG to provide severance pay on a discretionary basis to certain employees who are terminated from employment for reasons other than Cause (except as provided herein). This document, combined with the applicable Severance Plan Policies covering (1) the Chief Executive Officer; (2) key executives (other than the Chief Executive Officer); and (3) individuals classified by HFFG as Vice Presidents, constitutes both the plan document and the summary plan description for the Severance Plan. The legal rights and obligations of any person having an interest in the Severance Plan are determined solely by the provisions of the Severance Plan, as interpreted by the Plan Administrator (as defined below).
HFFG has the sole discretion to determine whether an employee may be considered eligible for benefits under the Severance Plan. Nothing in the Severance Plan will be construed to give any employee the right to receive severance payments or to continue in the employment of HFFG. The Severance Plan is unfunded, has no trustee and is administered by the Plan Administrator. The Severance Plan is intended to be an “employee welfare benefit plan” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), 29 U.S.C. §1002(1), and 29 C.F.R. §2510.3-2(b). Please review the section entitled “Amendment and Termination of the Severance Plan” regarding HFFG’s reservation of rights.
This Severance Plan supersedes all prior severance pay plans and practices, whether formal or informal or written or unwritten, of HFFG. This Severance Plan does not supersede written severance agreements between HFFG and an individual employee, but no severance pay will be provided under this Severance Plan to an employee who is eligible to receive severance pay under a written severance or employment agreement with HFFG.
    As used in this Severance Plan, “Cause” means (i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to HFFG which evidences a want of integrity or breach of trust; (ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to HFFG, any of its subsidiaries, any of its affiliates or any of their interests, or indictment for a felony; (iii) any willful or negligent action, inaction, or inattention to duties of the Participant within the course of providing services to HFFG that causes HFFG material harm or damages (as determined in the sole and absolute discretion of HFFG); (iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of HFFG or to the benefits of which HFFG is entitled; (v) inexcusable or repeated failure by the Participant to follow applicable Company policies and procedures; (vi) conduct of the Participant which is materially detrimental to HFFG (as determined in the sole and absolute discretion of HFFG); or (vii) any material violation of the terms of the Participant’s employment agreement, if any.

GENERAL INFORMATION

Plan Name:	HF Foods Group Inc. Severance Plan
Plan Number:	502
Employer/Plan Sponsor:	HF Foods Group Inc.
Employer Identification Number:	81-2717873
Type of Plan:	Welfare Benefit – Severance Pay Plan
Plan Administrator:	The Committee
Agent for Service of Legal Process:	The Committee
Sources of Contributions:	The Plan is unfunded and all benefits are paid from the general assets of HFFG.
Type of Administration:	The Plan is administered by the Plan Administrator.
Plan Year:	The Plan’s fiscal records are kept on a fiscal year basis ending December 31.

COVERAGE
Only those employees of HFFG specified in the applicable Severance Plan Policy are eligible to participate in the Plan, except as described below.
The following persons are not eligible for coverage under the Plan: (i) any person who provides service as an intern, special project employee or other temporary employee, (ii) any person whose terms and conditions of employment are determined through collective bargaining with a third party, unless the collective bargaining agreement provides for participation in the Plan, (iii) any person performing services for HFFG pursuant to an arrangement with a third party leasing organization, (iv) any person whom HFFG determines, in its sole discretion, is not a common law employee and (v) persons employed outside the United States, and (vi) employees who have active written severance or employment agreements with HFFG that provide severance pay. If a person described in clauses (iii) or (iv) is subsequently classified by HFFG, the Internal Revenue Service or a court as an employee, such person, for purposes of this Plan, shall be deemed an employee from the actual (and not the effective) date of such classification, but shall nonetheless be ineligible for coverage under the Plan.
ELIGIBILITY
A.    When an Employee is Eligible
HFFG may make severance payments to any employee whom HFFG determines, in its sole and exclusive discretion, and in accordance with the applicable Severance Plan Policy, is an eligible employee and has incurred an involuntary termination of employment, except as specified below. In order to receive severance benefits, the employee must sign and not revoke a waiver/release in a form provided by HFFG of all claims arising out of the employee’s employment relationship with HFFG and the termination of that relationship, and the employee must return all HFFG property, including files, manuals, keys, access cards, credit cards and HFFG-owned equipment in the employee’s possession. Unless prohibited by applicable law, the employee may also be required, in the discretion of HFFG, to agree to any confidentiality, non-competition, non-solicitation, non-disparagement and other covenants as HFFG, in its sole discretion, deems appropriate, and the employee may be required to agree to such additional terms and conditions related to the termination of the employment relationship that HFFG, in its sole discretion, decides to require as a condition of receiving severance payments hereunder.

B.    When an Employee is Not Eligible
Notwithstanding the foregoing, an employee is not eligible for severance pay in any of the following circumstances:
1.    The employee voluntarily resigns.
2.    The employee is discharged by HFFG for reasons that HFFG determines, in its sole discretion, will render the employee ineligible, including, but not limited to, termination for job performance, misconduct or violation of HFFG policies or rules.
3.    Prior to or on the employee's last day of scheduled employment, the employee dies or experiences a physical or mental condition entitling the employee to disability benefits or workers compensation.
4.    The employee leaves the employment of HFFG under any other circumstances not specifically described in Section A (When an Employee is Eligible).
5.    The employee transfers employment to a HFFG affiliate.
6.    The employee’s termination of employment is related to a corporate transaction, such as a sale of assets (including the sale of a division or business unit) or a sale of stock, and the employee is offered employment by another entity involved in the transaction. Notwithstanding this general rule, should HFFG determine, in its sole discretion, that payment of severance is appropriate under the circumstances, HFFG may opt to pay severance to employees offered employment by another entity involved in a corporate transaction with HFFG (such as those described above).
7.    HFFG ceases to perform a service or function for a client because the client commences to perform that service or function, the employee is offered employment by the client.
8.    HFFG determines, before or after termination of employment, that the employee violated any terms or conditions relating to the employee’s employment or termination of employment or any policies of HFFG.
9.    The employee is eligible to receive severance benefits under any other severance plan, or any employment agreement, severance agreement or other agreement or arrangement of HFFG or any successor entity.
10.    Termination of employment due to Cause.
Notwithstanding any provision of the Severance Plan to the contrary, HFFG, in its sole discretion and acting as the Severance Plan sponsor and not as a fiduciary, reserves the right (a) to establish additional eligibility requirements and conditions, (b) to determine whether an employee satisfies the eligibility requirements for severance benefits, (c) to award severance benefits to a terminated employee who is not otherwise eligible, (d) to deny benefits to an employee who is otherwise eligible, (e) to award benefits to any terminated employee in a greater or lesser amount than provided for in the Plan, or (f) to pay out benefits in a manner or on a schedule other than provided for in the Plan.

PLAN BENEFITS
An employee who has been selected to receive a severance pay benefit, as determined by HFFG, may be eligible for a benefit based upon his or her years of service, compensation, or any other factors determined to be relevant by HFFG, and as further described in the applicable Severance Plan Policy. HFFG may provide a fixed level or schedule of benefits in connection with any special termination program designed by HFFG. The amount of severance pay will be determined in accordance with the applicable Severance Plan Policy.
Severance pay benefits shall be reduced by amounts paid by HFFG under all federal, state and local tax or other applicable laws, or amounts paid by HFFG or to which any employee is entitled in connection with any statute, regulation or agreement that relates to notice, severance or separation benefits (including but not limited to the Worker Adjustment and Retraining Notification Act and any state or local statute concerning notice, severance or separation benefits).
Severance payments will be made from the general assets of HFFG. Unless otherwise required by law, severance payments will be paid in equal monthly installments in accordance with the applicable Severance Plan Policy, (subject to any claw back policy maintained by HFFG) provided HFFG receives an effective waiver/release and the employee has returned all HFFG property as described under “When an Employee is Eligible” above, and the employee complies with all applicable covenants.
HFFG will pay premiums to cover each qualified employee’s health insurance coverage through the Consolidated Omnibus Budget Reconciliation Act under the terms of the policy.
The employee will be paid his or her accrued paid time off hours, less any hours used up through termination of employment.
Severance payments will not be used or considered in the computation or accrual of benefits under any other benefit plan or program except to the extent explicitly permitted in such plan or program. In the event a former employee dies before receiving all of the severance payments due to the former employee, any remaining payments shall be paid to the former employee's estate.
COMPLIANCE WITH CODE SECTION 409A
This Plan is intended to meet the requirements of the short term deferral and separation pay plan exemptions under Code section 409A. If and to the extent that any payment under this Plan is deemed to be deferred compensation subject to the requirements of Code section 409A, the Plan will be operated in compliance with the applicable requirements of Code section 409A and its corresponding regulations. Any payment from the Plan that is subject to the requirements of Code section 409A may only be made in a manner and upon an event permitted by Code section 409A, including the requirement that deferred compensation payable to a “specified employee” of a publicly traded company be postponed for six months after separation from service. Payments upon termination of employment may only be made upon a “separation from service” under section 409A. Each payment under the Plan shall be treated as a separate payment for purposes of section 409A. In no event may an employee, directly or indirectly, designate the calendar year of any payment to be made under the Plan.
CLAIMS PROCEDURE
Adverse Benefit Determinations
A terminated employee does not need to apply for benefits under the Plan. However, if the terminated employee (or his or her authorized representative) wishes to file a claim for benefits, the claim must be in writing and filed with the Plan Administrator, and must be received by the Plan Administrator within ninety (90) days after the effective date of employment termination, or, if benefits have commenced, within ninety (90) days of any reduction or cessation of benefits. If the Plan Administrator denies a claim in whole or in part, the Plan Administrator will provide notice to the terminated employee, in writing, within 90 days after the claim is filed, unless the Plan Administrator determines that an extension of time for processing is required. In the event that the Plan Administrator determines that such an extension is required, written notice of the extension shall be furnished to the terminated employee prior to the termination of the initial 90-day period. The extension shall not exceed a period of 90 days from the end of the initial period of time and the extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit decision.
The written notice of a denial of a claim shall set forth, in a manner calculated to be understood by the terminated employee:
1.    the specific reason or reasons for the denial;
2.    reference to the specific Plan provisions on which the denial is based;
3.    a description of any additional material or information necessary for the terminated employee to perfect the claim and an explanation as to why such information is necessary; and
4.    an explanation of the Plan’s claims procedure and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.
Appeal of Adverse Benefit Determinations
The terminated employee or his or her duly authorized representative shall have an opportunity to appeal a claim denial to the Plan Administrator for a full and fair review. The terminated employee or his or her duly authorized representative may:
1.    request a review upon written notice to the Plan Administrator within 60 days after receipt of a notice of the denial of a claim for benefits;
2.    submit written comments, documents, records, and other information relating to the claim for benefits; and
3.    examine the Plan and obtain, upon request and without charge, copies of all documents, records, and other information relevant to the terminated employee’s claim for benefits.
The Plan Administrator’s review shall take into account all comments, documents, records, and other information submitted by the terminated employee relating to the claim, without regard to whether such information was submitted or considered by the Plan Administrator in the initial benefit determination. A determination on the review by the Plan Administrator will be made not later than 60 days after receipt of a request for review, unless the Plan Administrator determines that an extension of time for processing is required. In the event that the Plan Administrator determines that such an extension is required, written notice of the extension shall be furnished to the terminated employee prior to the termination of the initial 60-day period. The extension shall not exceed a period of 60 days from the end of the initial period and the extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Plan Administrator expects to render the determination on review.
The written determination of the Plan Administrator shall set forth, in a manner calculated to be understood by the terminated employee:

1.    the specific reason or reasons for the decision;
2.    reference to the specific Plan provisions on which the decision is based;
3.    the terminated employee’s right to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and
4.    a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.
No person may bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims procedures set forth above are exhausted and a final determination is made by the Plan Administrator. If the terminated employee or other interested person challenges a decision of the Plan Administrator, a review by the court of law will be limited to the facts, evidence and issues presented to the Plan Administrator during the claims procedure set forth above. Facts and evidence that become known to the terminated employee or other interested person after having exhausted the claims procedure must be brought to the attention of the Plan Administrator for reconsideration of the claims determination. Issues not raised with the Plan Administrator will be deemed waived. If the terminated employee or other duly authorized person has followed this entire claims procedure and at the end of the process the claim is denied by the Plan Administrator, and if the terminated employee or other duly authorized person then wishes to file a legal action concerning the claim for benefits, the terminated employee or other duly authorized person must commence the legal action within one hundred eighty (180) days after the date of the Plan Administrator’s final decision on the claim (i.e., one hundred eighty (180) days after the date of the final denial under this claims procedure).
PLAN ADMINISTRATION
A Committee, comprised of the Chief Executive Officer, Chief Financial Officer and the Director of Human Resources, is the Plan Administrator and the named fiduciary of the Plan for purposes of ERISA. The authority and duties of the Plan Administrator are described in this section and in such charters or other documents as may be adopted from time to time.
The Plan Administrator will be the sole judge of the application and interpretation of the Plan, and will have the discretionary authority to construe the provisions of the Plan, to resolve disputed issues of fact, and to make determinations regarding eligibility for benefits (other than determinations under “Eligibility” that are reserved to HFFG). The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. The decisions of the Plan Administrator in all matters relating to the Plan that are within the scope of his/her authority (including, but not limited to, eligibility for benefits, Plan interpretations, and disputed issues of fact) will be final and binding on all parties.
ACTION BY HFFG
Any action taken by HFFG under the Severance Plan shall be taken by the Plan Administrator.
AMENDMENT AND TERMINATION OF THE PLAN
HFFG reserves the right to amend or terminate the Severance Plan, in whole or in part, at any time and for any reason. An amendment to, or termination of, the Plan may discontinue any further payments to the terminated employee. Such action shall be taken by the Board of Directors of HFFG or its delegate in accordance with the terms of the Severance Plan.

MISCELLANEOUS INFORMATION
    Nonalienation of Benefits. None of the payments, benefits or rights of any Participant will be subject to any claim of any creditor of the Participant, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights will be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such terminated employee. No Participant will have the right to alienate, anticipate, commute, plead, encumber or assign any of the benefits or payments that he or she may expect to receive, contingently or otherwise, under this Severance Plan.
    No Contract of Employment. Neither the establishment of the Severance Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits will be construed as giving any terminated employee, or any person whomsoever, the right to be retained in the service of the Firm, and all other terminated employees will remain subject to discharge to the same extent as if the Severance Plan had never been adopted.
    Severability of Provisions. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and this Plan will be construed and enforced as if such provisions had not been included.
    Heirs, Assigns, and Personal Representatives. This Plan will be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each terminated employee (except that no successor to the Firm will be considered a Plan sponsor unless that successor adopts this Plan).
    Payments to Incompetent Persons, Beneficiaries, Etc. Any benefit payable to or for the benefit of a minor, incompetent person or other person incapable of receipting therefor will be deemed paid when paid to such person's guardian or to the party providing for the care of such person. Any benefits due to a deceased terminated employee will be paid to the terminated employee's estate. Any such payment will fully discharge the Firm, the Plan Administrator, and all other parties with respect thereto.
    Lost Payees. A benefit will be deemed forfeited if the Plan Administrator is unable to locate a terminated employee to whom a benefit is due. Such benefit will be reinstated if application is made by the terminated employee for the forfeited benefit while this Plan is in operation.
Controlling Law. This Plan will be construed and enforced according to the laws of the State of Nevada, without regard to any conflict of law provisions, to the extent not superseded by federal law. Notwithstanding the foregoing, all separation and retention agreements will be construed and enforced according to the laws of the State of Nevada.
ERISA RIGHTS STATEMENT
As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:
Receive Information about Your Plan and Benefits
•Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
Enforce Your Rights
If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan’s money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue NW, Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publication hotline of the Employee Benefits Security Administration.

HF FOODS GROUP INC. SEVERANCE POLICY
(Chief Executive Officer)

This Severance Policy (“Policy”) sets forth the severance pay benefit of HF Foods Group Inc. Severance Plan (“HFFG”) applicable to the Chief Executive Officer.
The information contained in this Severance Policy, combined with the HF Foods Group Inc. Severance Plan (“Severance Plan”) document, applies to those eligible employees described below.
The summary plan description for the Severance Plan applicable to the Chief Executive Officer is made up of the main Severance Plan document and this Severance Policy. Both the main Severance Plan document and this Severance Policy must be read together.

ELIGIBILITY

    The Policy applies to the Chief Executive Officer. This policy does not apply to any other employee nor does it apply to any person who is described as ineligible in the Severance Plan.

QUALIFYING EVENTS

    In the event of an involuntary termination, as determined by the Administrative Committee, HFFG provides a severance benefit for affected employees. The severance benefit will also be provided in the event of a termination of employment for “Good Reason” (as defined below). This severance benefit does not apply to terminations for Cause (as defined in the Severance Plan) (including terminations for poor performance or violations of HFFG policy).

    For purposes of this Policy, “Good Reason” means, without the employee’s consent and subject to the notice, cure and other requirements set forth below: (i) a material diminution of base salary, provided that a diminution of 10% or less in any one calendar year will not be deemed material; (ii) a material diminution of the employee’s authority, duties or responsibilities as an employee; or (iii) a material change in the principal geographic location at which the employee must perform services for HFFG (for purposes of this agreement, relocation to a facility or a location that would not increase the one-way commute distance by more than 50 miles will not be considered a material change in geographic location). In order for an employee to terminate status as an employee for Good Reason, (i) the employee must first provide written notice to HFFG of the existence of the Good Reason condition within 30 days of the initial existence of such Good Reason condition, specifically identifying the acts or omissions constituting grounds for Good Reason; (ii) HFFG must have a period of at least 30 days following receipt of such written notice during which it may remedy the Good Reason condition (the “Cure Period”); (iii) the employee must cooperate in good faith with any efforts by HFFG to remedy the Good Reason condition; (iv) the Good Reason condition must continue to exist upon completion of the Cure Period; and (v) the employee must resign from all positions held with HFFG effective not later than 30 days after completion of the Cure Period.

PLAN BENEFITS

Payment Amount

    The amount of severance is equal to the following:

•Base salary multiplied by two, or
•Base salary multiplied by two in the event that, in the period beginning 6 months before through 12 months after a change in control, a termination of employment occurs.

i

For purposes of this Policy, the term “change in control” shall have the same meaning as set forth in HFFG’s equity plan.

Severance Plan benefits shall be paid in 24 monthly installments.

For purposes of this Policy, base salary means regular wages, whether paid bi-weekly or semi-monthly, received by an eligible employee through HFFG’s standard payroll policies and procedures, exclusive of a forgivable draw, overtime, shift differential, car allowance, commission, bonus, or any other incentive-based compensation.

Vacation

Accrued but unused vacation will be paid out to the employee. Vacation will stop accruing as of the effective date of termination.

Insurance Benefits

If a qualified employee timely elects continued group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following termination, HFFG will pay directly to the carrier the full amount of the COBRA premiums for continued coverage under HFFG’s group health plans, including coverage for eligible dependents, until the earliest of (i) twelve (12) months following the date of termination, (ii) the expiration of eligibility for the continuation coverage under COBRA, or (iii) the date when the former employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment (the “COBRA Payment Period”). Upon the conclusion of the COBRA Payment Period, the former employee will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of any eligible COBRA coverage period. The qualified employee agrees to promptly notify HFFG as soon as eligible for health insurance coverage in connection with new employment or self-employment. Notwithstanding the foregoing, if at any time HFFG determines, in its sole discretion, that it cannot provide the COBRA premium benefits without HFFG or the qualified employee potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums directly to the carrier, HFFG will instead pay the former employee on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the value of the monthly COBRA premium for the first month of COBRA coverage, subject to applicable tax withholding for the balance of the COBRA Payment Period.

Equity Treatment

If an employee is terminated based on a qualifying event (as defined above), he or she should consult the relevant equity award agreement(s) for terms relevant to equity awards, including provisions dictating how unvested equity will be treated in the future.

AGREEMENT AND GENERAL RELEASE OF CLAIMS

    To qualify for the severance pay benefit, an otherwise eligible employee must timely sign, return, and not effectively rescind the Separation Agreement and Release of Claims (“Separation Agreement”). The Separation Agreement is a document signed by the employee and HFFG, in which the employee agrees to release any and all claims, actions, or lawsuits against HFFG that relate to employment with HFFG.

    If an employee chooses not to sign a Separation Agreement in a timely manner or rescinds a Separation Agreement, that employee will not receive severance pay under this policy. For more
ii

information regarding terms of HFFG’s separation agreements, please contact HFFG’s Human Resources Department.

MISCELLANEOUS

    HFFG has the authority to withhold applicable income and payroll taxes from any payments under the policy to the extent required by law.

    This policy shall not be deemed to constitute a contract of employment or impose on HFFG any obligation to retain an employee nor shall this policy restrict the right of HFFG to discharge any employee or restrict the right of any employee to terminate his/her employment with HFFG.
iii

HF FOODS GROUP INC. SEVERANCE POLICY
(Key Executives Other Than the Chief Executive Officer)

This Severance Policy (“Policy”) sets forth the severance pay benefit of HF Foods Group Inc. Severance Plan (“HFFG”) applicable to Key Executives, as identified in the document entitled “List of Key Executives,” available from the Chief Executive Officer.
The information contained in this Severance Policy, combined with the HF Foods Group Inc. Severance Plan (“Severance Plan”) document, applies to those eligible employees described below.
The summary plan description for the Severance Plan applicable to Key Executives (other than the Chief Executive Officer) is made up of the main Severance Plan document and this Severance Policy. Both the main Severance Plan document and this Severance Policy must be read together.

ELIGIBILITY

    The Policy applies to Key Executives other than the Chief Executive Officer. This policy does not apply to any other employee nor does it apply to any person who is described as ineligible in the Severance Plan.

QUALIFYING EVENTS

    In the event of an involuntary termination, as determined by the Administrative Committee, HFFG provides a severance benefit for affected employees. The severance benefit will also be provided in the event of a termination of employment for “Good Reason” (as defined below). This severance benefit does not apply to terminations for Cause (as defined in the Severance Plan) (including terminations for poor performance or violations of HFFG policy).

    For purposes of this Policy, “Good Reason” means, without the employee’s consent and subject to the notice, cure and other requirements set forth below: (i) a material diminution of base salary, provided that a diminution of 10% or less in any one calendar year will not be deemed material; (ii) a material diminution of the employee’s authority, duties or responsibilities as an employee; or (iii) a material change in the principal geographic location at which the employee must perform services for HFFG (for purposes of this agreement, relocation to a facility or a location that would not increase the one-way commute distance by more than 50 miles will not be considered a material change in geographic location). In order for an employee to terminate status as an employee for Good Reason, (i) the employee must first provide written notice to HFFG of the existence of the Good Reason condition within 30 days of the initial existence of such Good Reason condition, specifically identifying the acts or omissions constituting grounds for Good Reason; (ii) HFFG must have a period of at least 30 days following receipt of such written notice during which it may remedy the Good Reason condition (the “Cure Period”); (iii) the employee must cooperate in good faith with any efforts by HFFG to remedy the Good Reason condition; (iv) the Good Reason condition must continue to exist upon completion of the Cure Period; and (v) the employee must resign from all positions held with HFFG effective not later than 30 days after completion of the Cure Period.

PLAN BENEFITS

Payment Amount

    The amount of severance is equal to the following:

•Base salary multiplied by one, or
•Base salary multiplied by two in the event that, in the period beginning 6 months before through 12 months after a change in control, a termination of employment occurs.
i

For purposes of this Policy, the term “change in control” shall have the same meaning as set forth in HFFG’s equity plan.

Severance Plan benefits shall be paid in 12 monthly installments, provided, however, that if Severance Plan benefits are payable due to a change in control as described above, such Severance Plan benefits shall be paid in 24 monthly installments.

For purposes of this Policy, base salary means regular wages, whether paid bi-weekly or semi-monthly, received by an eligible employee through HFFG’s standard payroll policies and procedures, exclusive of a forgivable draw, overtime, shift differential, car allowance, commission, bonus, or any other incentive-based compensation.

Vacation

Accrued but unused vacation will be paid out to the employee. Vacation will stop accruing as of the effective date of termination.

Insurance Benefits

If a qualified employee timely elects continued group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following termination, HFFG will pay directly to the carrier the full amount of the COBRA premiums for continued coverage under HFFG’s group health plans, including coverage for eligible dependents, until the earliest of (i) twelve (12) months following the date of termination, (ii) the expiration of eligibility for the continuation coverage under COBRA, or (iii) the date when the former employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment (the “COBRA Payment Period”). Upon the conclusion of the COBRA Payment Period, the former employee will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of any eligible COBRA coverage period. The qualified employee agrees to promptly notify HFFG as soon as eligible for health insurance coverage in connection with new employment or self-employment. Notwithstanding the foregoing, if at any time HFFG determines, in its sole discretion, that it cannot provide the COBRA premium benefits without HFFG or the qualified employee potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums directly to the carrier, HFFG will instead pay the former employee on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the value of the monthly COBRA premium for the first month of COBRA coverage, subject to applicable tax withholding for the balance of the COBRA Payment Period.

Equity Treatment

If an employee is terminated based on a qualifying event (as defined above), he or she should consult the relevant equity award agreement(s) for terms relevant to equity awards, including provisions dictating how unvested equity will be treated in the future.

AGREEMENT AND GENERAL RELEASE OF CLAIMS

    To qualify for the severance pay benefit, an otherwise eligible employee must timely sign, return, and not effectively rescind the Separation Agreement and Release of Claims (“Separation Agreement”). The Separation Agreement is a document signed by the employee and HFFG, in which the employee agrees to release any and all claims, actions, or lawsuits against HFFG that relate to employment with HFFG.

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    If an employee chooses not to sign a Separation Agreement in a timely manner or rescinds a Separation Agreement, that employee will not receive severance pay under this policy. For more information regarding terms of HFFG’s separation agreements, please contact HFFG’s Human Resources Department.

MISCELLANEOUS

    HFFG has the authority to withhold applicable income and payroll taxes from any payments under the policy to the extent required by law.

    This policy shall not be deemed to constitute a contract of employment or impose on HFFG any obligation to retain an employee nor shall this policy restrict the right of HFFG to discharge any employee or restrict the right of any employee to terminate his/her employment with HFFG.
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HF FOODS GROUP INC. SEVERANCE POLICY
(Employees Classified as Vice Presidents)

This Severance Policy (“Policy”) sets forth the severance pay benefit of HF Foods Group Inc. Severance Plan (“HFFG”) applicable to the employees classified by HFFG as Vice Presidents.
The information contained in this Severance Policy, combined with the HF Foods Group Inc. Severance Plan (“Severance Plan”) document, applies to those eligible employees described below.
The summary plan description for the Severance Plan applicable to employees classified by HFFG as Vice Presidents is made up of the main Severance Plan document and this Severance Policy. Both the main Severance Plan document and this Severance Policy must be read together.

ELIGIBILITY

    The Policy applies to employees classified by HFFG as Vice Presidents. This policy does not apply to any other employee nor does it apply to any person who is described as ineligible in the Severance Plan.

QUALIFYING EVENTS

    In the event of an involuntary termination, as determined by the Administrative Committee, HFFG provides a severance benefit for affected employees. The severance benefit will also be provided in the event of a termination of employment for “Good Reason” (as defined below). This severance benefit does not apply to terminations for Cause (as defined in the Severance Plan) (including terminations for poor performance or violations of HFFG policy).

    For purposes of this Policy, “Good Reason” means, without the employee’s consent and subject to the notice, cure and other requirements set forth below: (i) a material diminution of base salary, provided that a diminution of 10% or less in any one calendar year will not be deemed material; (ii) a material diminution of the employee’s authority, duties or responsibilities as an employee; or (iii) a material change in the principal geographic location at which the employee must perform services for HFFG (for purposes of this agreement, relocation to a facility or a location that would not increase the one-way commute distance by more than 50 miles will not be considered a material change in geographic location). In order for an employee to terminate status as an employee for Good Reason, (i) the employee must first provide written notice to HFFG of the existence of the Good Reason condition within 30 days of the initial existence of such Good Reason condition, specifically identifying the acts or omissions constituting grounds for Good Reason; (ii) HFFG must have a period of at least 30 days following receipt of such written notice during which it may remedy the Good Reason condition (the “Cure Period”); (iii) the employee must cooperate in good faith with any efforts by HFFG to remedy the Good Reason condition; (iv) the Good Reason condition must continue to exist upon completion of the Cure Period; and (v) the employee must resign from all positions held with HFFG effective not later than 30 days after completion of the Cure Period.

PLAN BENEFITS

Payment Amount

    The amount of severance is equal to the following:

•Base salary multiplied by one-half, or
•Base salary multiplied by one in the event that, in the period beginning 6 months before through 12 months after a change in control, a termination of employment occurs.

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For purposes of this Policy, the term “change in control” shall have the same meaning as set forth in HFFG’s equity plan.
Severance Plan benefits shall be paid in 6 monthly installments, provided, however, that if Severance Plan benefits are payable due to a change in control as described above, such Severance Plan benefits shall be paid in 12 monthly installments.

For purposes of this Policy, base salary means regular wages, whether paid bi-weekly or semi-monthly, received by an eligible employee through HFFG’s standard payroll policies and procedures, exclusive of a forgivable draw, overtime, shift differential, car allowance, commission, bonus, or any other incentive-based compensation.

Vacation

Accrued but unused vacation will be paid out to the employee. Vacation will stop accruing as of the effective date of termination.

Insurance Benefits

If a qualified employee timely elects continued group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following termination, HFFG will pay directly to the carrier the full amount of the COBRA premiums for continued coverage under HFFG’s group health plans, including coverage for eligible dependents, until the earliest of (i) six (6) months following the date of termination, (ii) the expiration of eligibility for the continuation coverage under COBRA, or (iii) the date when the former employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment (the “COBRA Payment Period”). Upon the conclusion of the COBRA Payment Period, the former employee will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of any eligible COBRA coverage period. The qualified employee agrees to promptly notify HFFG as soon as eligible for health insurance coverage in connection with new employment or self-employment. Notwithstanding the foregoing, if at any time HFFG determines, in its sole discretion, that it cannot provide the COBRA premium benefits without HFFG or the qualified employee potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums directly to the carrier, HFFG will instead pay the former employee on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the value of the monthly COBRA premium for the first month of COBRA coverage, subject to applicable tax withholding for the balance of the COBRA Payment Period.

Equity Treatment

If an employee is terminated based on a qualifying event (as defined above), he or she should consult the relevant equity award agreement(s) for terms relevant to equity awards, including provisions dictating how unvested equity will be treated in the future.

AGREEMENT AND GENERAL RELEASE OF CLAIMS

    To qualify for the severance pay benefit, an otherwise eligible employee must timely sign, return, and not effectively rescind the Separation Agreement and Release of Claims (“Separation Agreement”). The Separation Agreement is a document signed by the employee and HFFG, in which the employee agrees to release any and all claims, actions, or lawsuits against HFFG that relate to employment with HFFG.

    If an employee chooses not to sign a Separation Agreement in a timely manner or rescinds a Separation Agreement, that employee will not receive severance pay under this policy. For more
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information regarding terms of HFFG’s separation agreements, please contact HFFG’s Human Resources Department.

MISCELLANEOUS

    HFFG has the authority to withhold applicable income and payroll taxes from any payments under the policy to the extent required by law.

    This policy shall not be deemed to constitute a contract of employment or impose on HFFG any obligation to retain an employee nor shall this policy restrict the right of HFFG to discharge any employee or restrict the right of any employee to terminate his/her employment with HFFG.

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